MAUI LAND & PINEAPPLE COMPANY, INC.

             EXECUTIVE DEFERRED COMPENSATION PLAN

               (Effective as of October 1, 1998)







             MAUI LAND & PINEAPPLE COMPANY, INC.
             EXECUTIVE DEFERRED COMPENSATION PLAN

                      TABLE OF CONTENTS

                                                           Page


ARTICLE 1.  DEFINITIONS, GENDER, AND NUMBER                   1
     1.1. Definitions                                         1

ARTICLE 2.  PARTICIPATION                                     4
     2.1. Who May Participate                                 4
     2.2. Termination of Participation                        4
     2.3. Relationship to Other Plans                         4
     2.4. Missing Persons                                     4

ARTICLE  3.  ESTABLISHMENT OF ACCOUNT, CONTRIBUTIONS TO ACCOUNT
     AND CREDITING GAINS AND LOSSES TO ACCOUNT                5
     3.1  Establishment of Account                            5
     3.2. Deferrals                                           5
     3.3. Crediting Rate                                      6

ARTICLE 4.  VESTING OF ACCOUNT                                6

ARTICLE 5.  DISTRIBUTION OF BENEFITS                          6
     5.1. Timing of Distributions                             6
     5.2. Method of Distribution                              6
     5.3. Death Benefits                                      7
     5.4. Acceleration of Distributions                       8
     5.5. Hardship Withdrawals                                8
     5.6. Claims Procedure                                    8

ARTICLE 6.  FUNDING                                           9
     6.1. Source of Benefits                                  9
     6.2. No Claim on Specific Assets                         9

ARTICLE 7.  ADMINISTRATION                                   10
     7.1. Administration                                     10
     7.2. Powers and Duties of the Committee                 10
     7.3. Actions of the Committee                           11
     7.4. Delegation                                         11
     7.5. Reports and Records                                11

ARTICLE 8.  AMENDMENTS AND TERMINATION                       12
     8.1. Amendments                                         12
     8.2. Termination                                        12

ARTICLE 9.  MISCELLANEOUS                                    12
     9.1. No Guarantee of Employment or Entitlement
           to Base Salary or Bonus                           12
     9.2. Release                                            13
     9.3. Notices                                            13
     9.4. Non-alienation                                     13
     9.5. Tax Liability                                      13
     9.6. Captions                                           13
     9.7. Applicable Law                                     13



              MAUI LAND & PINEAPPLE COMPANY, INC.
             EXECUTIVE DEFERRED COMPENSATION PLAN


          Maui Land & Pineapple Company, Inc. ("Company") hereby establishes, effective October 1, 1998, a nonqualified deferred compensation plan for the benefit of certain employees of the Company and its subsidiaries ("Subsidiaries"). This plan shall be known as the Maui Land & Pineapple Company, Inc. Executive Deferred Compensation Plan ("Plan").

          The   Plan  is  intended  to  be  an  unfunded   plan
maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          The obligation of the Company to make payments under the Plan constitutes an unsecured (but legally enforceable) promise of the Company to make such payments and no person, including any Participant or Beneficiary under the Plan, shall have any lien, prior claim or other security interest in any property of the Company as a result of the Plan.


         ARTICLE 1.  DEFINITIONS, GENDER, AND NUMBER

     1.1. Definitions. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

          a. "Account" means the record of amounts credited by the Company on its books on behalf of a Participant to measure and determine the amount of deferred compensation to be paid to the Participant or his or her Beneficiary under the Plan.

          b.    "Annual Incentive Plan" means the Maui  Land  &
     Pineapple Company, Inc. Annual Incentive Plan.

          c. "Base Salary" of a Participant for any Plan Year means the total salary and wages paid by the Company to such individual for such Plan Year. "Base Salary" shall exclude any other remuneration paid by the Company, such as bonuses (including the Bonus under the Annual Incentive
     Plan), commissions, overtime pay, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving, travel expenses, and automobile allowances), and fringe benefits whether payable in cash or in a form other than cash. In the case of an individual who is a participant in a plan sponsored by the Company which is described in Section 401(k) or 125 of the Code, the term "Base Salary" shall include any amount which would be included in the definition of Base Salary but for the individual's election to reduce his or her Base Salary and have the amount of the reduction contributed to or used to purchase benefits under such plan.

          d. "Beneficiary" or "Beneficiaries" means the persons or trusts designated by a Participant in writing pursuant to Section 5.3(c) of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the individuals or entities entitled to receive such benefits pursuant to Section 5.3(d) of the Plan.

          e.     "Board  of  Directors"  means  the  Board   of
     Directors of the Company as constituted at the relevant time.

          f. "Bonus" means compensation paid under the provisions of the Annual Incentive Plan.

          g. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
     References to a Code section shall be deemed to be to that section or to any successor to that section.

          h.    Committee"  means the Administrative  Committee
     appointed  by   the Board of Directors to  administer  the
     Plan.

          i.    "Company" means Maui Land & Pineapple  Company,
     Inc., a Hawaii Corporation.

          j. Effective Date" means the date on which this Plan becomes effective, October 1, 1998.

          k. "Eligible Employee" means an employee who has been designated by the Committee and approved by the Board of Directors, pursuant to Section 2.1, as eligible to make contributions to the Plan. As of the Effective Date the employees listed on Exhibit A shall be Eligible Employees, and such Exhibit A shall be revised from time to time in order to reflect all current Eligible Employees.

          l.    ERISA  means  the  Employee  Retirement  Income
     Security Act of 1974, as amended.

          m. "Participant" means an individual who has been designated by the Committee and approved by the Board of Directors as an Eligible Employee and has elected to participate in the Plan.

          n.   "Plan" means the "Maui Land & Pineapple Company,
     Inc. Executive Deferred Compensation Plan," as set forth herein and as may be amended or restated from time to time.

          o. "Plan Administrator" means the Company (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code.

          p.   "Plan Year" means the short Plan Year October 1,
     1998,  through  December  31, 1998,  and  each  January  1 through December 31 thereafter.

          q. "Rabbi Trust" means a Trust created specially for the Trust Assets for the Plan.

          r.    "Subsidiaries"  means Maui  Pineapple  Company,
     Ltd. and Kapalua Land Company, Ltd.

          s.    "Trust" means the Trust Agreement for the  Maui
     Land   &   Pineapple  Company,  Inc.  Executive   Deferred
     Compensation Plan, created for the transfers of assets to a trustee for the benefit of the Participants.

          t.   "Trust Agreement" means an agreement between the
     Company  and  the  Trustee  establishing  the  Trust   and
     specifying the duties of the Trustee.

          u. "Trust Assets" means the assets held in the Trust for the benefit of the Participants.

          v. "Trustee" means the Trustee appointed by the Board of Directors to hold the Trust Assets.


                  ARTICLE 2.  PARTICIPATION

     2.1. Who May Participate. Subject to the Board of Directors' approval, the Committee shall designate from time to time those Eligible Employees of the Company who are eligible to make contributions to the Plan. The Committee shall have complete discretion in making this determination subject only to the requirements that an Eligible Employee must be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

          An Eligible Employee shall become a Participant in the Plan by (a) completing and submitting to the Company a deferral election at the time and in the manner specified by the Committee, and (b) complying with such terms and conditions as the Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan.

     2.2. Termination of Participation. Once an Eligible Employee has become a Participant in the Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or Beneficiary is entitled under the Plan, (b) the occurrence of an event specified in Section 2.4 which results in loss of benefits, or
(c)  termination of the individual's participation pursuant  to
Section 8.2.

     2.3.  Relationship to Other Plans.  Participation  in  the
Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible.

     2.4. Missing Persons. If the Company is unable to locate the Participant or his or her Beneficiary for purposes of making a distribution, the amount of the Participant's benefits under the Plan that would otherwise be considered as nonforfeitable shall be forfeited effective four years after
(a) the last date a payment of said benefit was made, if at least one such payment was made, or (b) the first date a payment of said benefit was directed to be made by the Company pursuant to the terms of the Plan, if no payments have been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated hereunder.


ARTICLE 3.  ESTABLISHMENT OF ACCOUNT, CONTRIBUTIONS TO ACCOUNT
           AND CREDITING GAINS AND LOSSES TO ACCOUNT

     3.1 Establishment of Account. The Company shall establish an Account on behalf of each Participant to which it shall credit the contributions described in Section 3.2, as adjusted for gains and losses pursuant to Section 3.3. The Account shall be used solely as a device to measure and determine the amount of benefits to be paid to a Participant or Beneficiary under the Plan and all amounts which are credited to the Account shall be credited solely for accounting and computation purposes. The assets shall constitute property of the Company and shall be subject to the claims of the Company's creditors. No Participant or Beneficiary shall have any incidents of ownership in the Account or in amounts credited to the Account. A Participant's or Beneficiary's position with respect to payment of benefits under the Plan is that of a general unsecured creditor of the Company. The Company shall establish a Rabbi Trust on behalf of all Participants or Beneficiaries as the Company considers necessary or advisable for purposes of maintaining a proper accounting of amounts to be credited under the Plan on behalf of the Participant or Beneficiary.

     3.2. Deferrals. A Participant may elect to have a specific percentage (in whole percentages) or dollar amount of the Base Salary and Bonus otherwise payable to the Eligible Employee during each Plan Year contributed to the Plan on the Participant's behalf. The amount which a Participant may elect to defer for any payroll period in whole percentages of the Eligible Employee's Base Salary and Bonus shall not exceed 30% of such Base Salary and 100% of such Bonus paid for such payroll period. However, for the initial Plan Year commencing October 1, 1998, and ending December 31, 1998, the Participant may elect to defer an amount up to 30% of the Eligible Employee's Base Salary and 100% of the Eligible Employee's Bonus paid during the entire calendar year ending December 31, 1998. The Company shall post to the Account of each Participant the amount of the Base Salary or Bonus deferred on the Participant's behalf, as designated by the Participant's deferral election in effect for that Plan Year. The amount deferred from the Eligible Employee's Base Salary or Bonus shall be posted to the Participant's Account at the time the Base Salary or Bonus would otherwise have been paid to the Participant.

          A deferral election shall be made annually at a date to be determined by the Committee, but no later than December 31 of the calendar year immediately preceding the Plan Year for which the election applies. Elections shall be made in writing on a form provided by the Committee, shall be delivered to the Company at the time and in the manner specified by the Committee, and, except as set forth in Section 5.5, shall be irrevocable once made with respect to the applicable Plan Year.

     3.3. Crediting Rate. A Participant's Account shall be credited with gains and losses in accordance with the following rules. The Committee shall from time to time in its discretion designate certain investment funds to be used as an index for the crediting of gains and losses to a Participant's Account. A Participant shall be entitled to designate which such fund or funds shall be used to measure gains and losses to the Participant's Account in accordance with rules established by the Committee, by completing and filing with the Company an investment election. The Participant's Account will then be credited with gains and losses as if invested in such fund or funds in accordance with the Participant's investment election and the rules established by the Committee. A Participant shall be entitled to change his or her investment election by entering into a new investment election; however, the
Participant shall not be entitled to change his or her investment election more frequently than once a quarter. The Company shall have no obligation to actually invest any amounts in any such fund or funds; rather the fund or funds shall be used solely as an index or measure of investment gains and losses to be credited to the Participant's Account. Subject to
Section 8.1, the Committee may, in its sole discretion, eliminate any fund previously designated by the Committee pursuant to this Section 3.3, substitute a new fund or funds therefore, or add funds, at any time.


                ARTICLE 4.  VESTING OF ACCOUNT

          A Participant shall always be 100% vested in his or her Account.


             ARTICLE 5.  DISTRIBUTION OF BENEFITS

     5.1. Timing of Distributions. Subject to Sections 5.4 and 5.5, distribution to a Participant of the Participant's vested Account balance shall commence within an administratively practicable period of time after the Participant's termination of employment and in accordance with the applicable distribution method under Section 5.2.

     5.2. Method of Distribution. Subject to Sections 5.4 and 5.5, a Participant must elect in advance, at the time of a deferral election and on a form provided by the Committee, the distribution method for that portion of the Participant's vested Account balance that is attributable to the deferral election. A Participant may elect to defer the commencement of the distribution of his or her Account following a specified number of years. Further, a Participant may elect to receive a distribution in the form of one of the following: (a) single lump sum payment, (b) substantially equal annual installment payments over five, ten, or fifteen years. The Participant's vested Account balance shall be credited during the payment period with gains and losses in accordance with Section 3.3. However, in the event of a termination of employment prior to the date on which the Participant attains age 55, the distribution shall be in the form of a single lump sum payment.

     5.3. Death Benefits.

          a. Death After Benefit Commencement. In the event a Participant dies after benefits have commenced to him or her, the Participant's remaining vested Account balance, if any, shall be paid to the Participant's Beneficiary in the manner commencing within an administratively practicable time following the Participant's death in the form of a single lump sum payment.

          b. Death Prior to Benefit Commencement. In the event a Participant dies prior to the date on which benefits commence to the Participant, the Participant's vested Account balance shall be paid to the Participant's Beneficiary in the manner commencing within an administratively practicable time following the Participant's death in the form of a single lump sum payment.

          c. Designation by Participant. Each Participant has the right to designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A Beneficiary designation by a Participant shall be in writing on a form acceptable to the Committee and shall only be effective upon delivery to the Company. A Beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new Beneficiary designation form. The Beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

          d. Failure to Designate Beneficiary. In the event there is no Beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable by reason of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. In the event there are benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated by the Participant, the remaining balance of such benefits shall be paid to the deceased Beneficiary's estate. If there are benefits remaining unpaid at the death of a Beneficiary who is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries.

     5.4. Acceleration of Distributions. The Committee may, in its discretion, accelerate the distribution of, or alter the method of payment of, benefits payable to a Participant. In all events, if a Participant's total vested Account balance, determined as of the date on which the Participant terminates employment, is $5,000 or less, the Participant's Account shall be distributed in a lump sum as soon as administratively practicable following his or her termination of employment.

     5.5. Hardship Withdrawals. Upon the application of any Participant, the Committee, in accordance with uniform and nondiscriminatory procedures as the Committee may determine, may permit such Participant to terminate his or her deferral election or to withdraw some or all of his or her Account. A Participant must give a written petition of the termination of his or her deferral election at least thirty days (or such shorter period of time as permitted by the Committee in its discretion) prior to date on which the Base Salary or Bonus subject to the election would otherwise have been paid to the Participant in cash. A Participant must give a written petition of the intent to withdraw from his or her Account at least sixty days (or such shorter period of time as permitted by the Committee in its discretion) prior to the date of withdrawal. No termination or withdrawal shall be made under the provisions of this Section except for the purpose of enabling a
Participant to meet immediate needs created by a financial hardship for which the Participant does not have other reasonably available sources of funds as determined by the Committee in accordance with uniform rules. The term "financial hardship" shall include the need for funds to meet uninsured medical expenses for the Participant or the Participant's dependents, meet a significant uninsured casualty loss for the Participant or the Participant's dependents, and meet other catastrophes of a "sudden and serious nature".

     5.6.  Claims  Procedure.   The Committee  shall  notify  a
Participant  in writing within ninety days of the Participant's
written   application   for  benefits  of   the   Participant's
eligibility or non-eligibility for benefits under the Plan. If the Committee determines that a Participant is not eligible for benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provision of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his or her claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the
Committee   shall  notify  the  Participant  of   the   special
circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period. If a Participant is determined by the Committee to be not eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits,
the   Participant  shall  have  the  opportunity  to  have  the
Participant's claim reviewed by the Committee by filing a petition for review with the Committee within sixty days after receipt by the Participant of the notice issued by the Committee. The petition shall state the specific reasons the Participant believes that he or she is entitled to benefits or greater or different benefits. Within sixty days after receipt by the Committee of the petition, the Committee shall afford the Participant (and his or her counsel, if any) an opportunity to present the Participant's position to the Committee orally or in writing, and the Participant (and his or her counsel, if any) shall have the right to review the pertinent documents, and the Committee shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of the decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Committee, but notice of this deferral shall be given to the Participant.


                     ARTICLE 6.  FUNDING

     6.1. Source of Benefits. All benefits under the Plan shall be paid when due by the Company out of its general assets, including from a Rabbi Trust that is established by the Company to hold and distribute Plan benefits.

     6.2. No Claim on Specific Assets. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on the Participant's benefits under the Plan prior to distribution, and the rights of a Participant or Beneficiary to benefits to which the Participant is otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.


                  ARTICLE 7.  ADMINISTRATION

     7.1. Administration. The Plan shall be administered by an Administrative Committee composed of one or more individuals appointed by the Board of Directors to serve at its pleasure without compensation. The members of the Committee shall be named fiduciaries with authority to control and manage the operation and administration of the Plan. The members of the Committee need not be employees of the Company. Any Committee member may resign by giving notice, in writing, to the Board of Directors. The Company shall bear all administrative costs of the Plan other than those specifically and directly charged to a Participant or Beneficiary.

     7.2. Powers and Duties of the Committee. In addition to the other powers granted under the Plan, the Committee shall have all powers necessary to administer the Plan, including, without limitation, powers:

          a.     Resolving  all  questions  relating   to   the
     eligibility of employees to become Participants;

          b. Determining the appropriate allocations to Participants' Accounts;

          c. Determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

          d. Selecting the investment funds to be offered to Participants for investments of their Accounts;

          e. Authorizing and directing all disbursements of Trust Assets by the Trustee;

          f.     Establishing  procedures  in  accordance  with
     Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

          g. Engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

          h. Construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

          i.     Compiling  and  maintaining  all  records   it
     determines to be necessary, appropriate and convenient in connection with the administration of the Plan;

          j.    Reviewing  the performance of the Trustee  with
     respect    to   the   Trustee's   administrative   duties,
     responsibilities and obligations under the Plan and  Trust
     Agreement, and

          k. Executing agreements and other documents on behalf of the Plan and Trust.


     7.3. Actions of the Committee. The Committee (including any person or entity to whom the Board has delegated duties, responsibilities, or authority, to the extent of such delegation) shall have total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees,
Participants, and Beneficiaries under the Plan and their respective interests. Subject to the claims procedures of
Section 5.6, all determinations, interpretations, rules and decisions of the Committee (including those made or established by any person or entity to whom the Board has delegated duties, responsibilities, or authority, if made or established pursuant to such delegation) shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

     7.4. Delegation. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation may be rescinded by the Board at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

     7.5. Reports and Records. The Committee, and those to whom the Committee has delegated duties under the Plan, shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.


            ARTICLE 8.  AMENDMENTS AND TERMINATION

     8.1. Amendments. The Company, by resolution of the Board, or by resolution of the Committee, to the extent authorized by the Board, may amend the Plan, in whole or in part, at any time and from time to time. However, no such amendment shall have the effect of eliminating or reducing the vested Account balance of any Participant (determined as of the later of the date on which such amendment is adopted or becomes effective); nor may the Company amend Section 3.3 with respect to a Participant's Account balance (determined as of the later of the date on which such amendment is adopted or becomes effective), except that the Company may substitute funds of similar nature for those available pursuant to Section 3.3. Any Plan amendment shall be filed with the Plan documents.

     8.2. Termination. The Company expects the Plan to be permanent, but necessarily must, and hereby does, reserve the right to terminate the Plan at any time by action of the Board. Upon termination of the Plan, all deferrals will cease and no future deferrals will be made, and the Company may, in its sole discretion, and notwithstanding the provisions of Article 5, the accelerate distribution of each Participant's then vested Account balance. However, no such termination shall otherwise have the effect of eliminating or reducing the vested Account balance of any Participant, determined as of the date on which such termination becomes effective. The Company may terminate the participation of any Participant if the Board, in its sole discretion, determines that the Participant no longer satisfies the requirements to be an Eligible Employee.


                  ARTICLE 9.  MISCELLANEOUS

     9.1. No Guarantee of Employment or Entitlement to Base Salary or Bonus. Neither the adoption and maintenance of the Plan nor the execution by any employee of a deferral election shall be deemed to be a contract of employment between the Company and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time, nor shall it give the Company the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate his or her employment at any time. Nothing contained herein shall be construed or interpreted as creating a right or entitlement on the part of an employee to a Base Salary or Bonus, and an employee's entitlement to a Base Salary or Bonus shall be determined solely in accordance with the Company's applicable pay scale and procedures and the terms of the Company's Annual Incentive Plan, as the case may be.

     9.2. Release. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiary that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

     9.3. Notices. Any notice permitted or required under the Plan shall be in writing, if to the Company or the Committee or the Board, to the principal office of the Company and, if to a Participant or Beneficiary, to the address last shown on the records of the Company. Any such notice shall be effective as of the date of receipt of such notice.

     9.4. Nonalienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or Beneficiary.

     9.5. Tax Liability. The Company may withhold from any payment of benefits such amounts as the Company determines are reasonably necessary to pay any taxes (and interest thereon) required to be withheld under applicable law.

     9.6. Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

     9.7. Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Hawaii, except to the extent such laws are preempted by the laws of the United States of America.

          DATED:  Oct. 1, 1998                   .

                       MAUI LAND & PINEAPPLE COMPANY, INC.

                       By   /S/ GARY L. GIFFORD
                            Its PRESIDENT & CEO


                       By   /S/ ADELE H. SUMIDA
                            Its SECRETARY


                          EXHIBIT A

                      ELIGIBLE EMPLOYEES

              Effective as of  10/1/98


          The Committee has determined that all Eligible Employees designated hereunder constitute a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The
Eligible Employees constitute less than 5% of total employees of the Company and affiliated entities and also constitute the employees with the highest "midpoints" in accordance with the Hay Guide Client-Profile Method of Job Measurement as currently applied by the Company.


                                                        Date of
       Name               Position                   Participation

Gifford, Gary L.     Chief Executive Officer            10/01/98
Meyer, Paul J.       Executive Vice President           10/01/98
Schenk, Douglas R.   President/Maui Pineapple Co.       10/01/98
Young, Donald A.     President/Kapalua Land Co.         10/01/98
Suzuki, Warren       Vice President/Land Management     10/01/98
Crockford, Scott     Vice President/Retail Property     10/01/98
Chai, Darryl         Treasurer                          10/01/98
Sumida, Adele        Secretary                          10/01/98
Proctor, Ted L.      Controller                         10/01/98
Chenchin, Eduardo    Vice President/Cannery             10/01/98
Comento, Fred        Director of Distribution           10/01/98
Duffy, James         Director of Food Serv./Export Sales10/01/98
Egli, Caroline       Vice President/Administration      10/01/98
Fleisch, Herve       Field Supt/Dir. of Ag. Research    10/01/98
Harris, Bruce        Director of Information Services   10/01/98
Hayashi, Agnes       Director of Internal Audit         10/01/98
Jio, Stacey          Controller                         10/01/98
Johnson, Billy       Can Plant Manager                  10/01/98
Johnson, Russell     Controller                         10/01/98
Keiter, Martin       Director of Golf Operations        10/01/98
Kendall, Edward      Director of Eastern Sales          10/01/98
MacCluer, L.Douglas  Vice President/Plantations         10/01/98
McCann, James        Executive Vice President           10/01/98
McNatt, Robert       Vice President/Development         10/01/98
Muller, Renata       Director of Retail Sales           10/01/98
Murakami, Michael    Accounting Manager                 10/01/98
Nohara, Wesley       Plantation Superintendent          10/01/98
Okada, Sharon        Manager Systems & Programming      10/01/98
Otto, Dean           Principal Broker                   10/01/98
Planos, Gary         Vice President/Resort Operations   10/01/98
Sanborn, Peter       Vice President/Marketing           10/01/98
Snyder, Kenneth      Director of Fresh Fruit            10/01/98
Sosner, David M.     General Manager Manager            10/01/98
Swezey, Ian A.       Director of Resort Maintenance     10/01/98
Tashman, Audrey      Director of Retail Operations      10/01/98
Uehara, Jerry        QC Manager                         10/01/98
Wehr, David M.       Environmental Compliance Offr.     10/01/98
Wilmore, William W.  Engineering Department Head        10/01/98
Wilson, Bruce        Director of Sales & Service        10/01/98